Exhibit 99.2

P.O. BOX 8016, CARY, NC 27512-9903 YOUR VOTE IS IMPORTANT! PLEASE VOTE BY: INTERNET Go To: www.proxypush.com/Terra Cast your vote online Have your Proxy Card ready Follow the simple instructions to record your vote PHONE Call 1-866-474-9826 Use any touch-tone telephone Have your Proxy Card ready Follow the simple recorded instructions LIVE AGENT Call 1-844-559-1548 Speak to a live agent and vote on a recorded line MAIL Mark, sign and date your Proxy Card Fold and return your Proxy Card in the postage-paid envelope provided You must register to attend the meeting online and/or participate at www.proxydocs.com/Terra PROXY TABULATOR PO BOX 8035 CARY, NC 27512-9916 Terra Income Fund 6, Inc. Special Meeting of Stockholders For Stockholders of record as of July 22, 2022 TIME: Monday, September 12, 2022 11:00 A.M., Local Time PLACE: The Special Meeting will be held virtually via a webcast. Please visit www.proxydocs.com/Terra for additional information. This proxy is being solicited on behalf of the Board of Directors The undersigned stockholder of Terra Income Fund 6, Inc., a Maryland corporation (the “Company”), hereby appoints Bernadette Murphy and Gregory M. Pinkus (the “Named Proxies”), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to attend the Special Meeting of Stockholders of the Company to be held on September 12, 2022, at 11:00 A.M., EST, via live webcast at www.proxydocs.com/Terra, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and any postponement or adjournment thereof and otherwise represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and of the accompanying Proxy Statement, the terms of each which are incorporated herein by reference, and revokes any proxy heretofore given with respect to such meeting. The votes entitled to be cast by the undersigned will be cast as instructed below. If this Proxy is executed but no instruction is given, the votes entitled to be cast by the undersigned will be cast “FOR” each of the proposals as described in the Proxy Statement. The votes entitled to be cast by the undersigned will be cast in the discretion of the Named Proxies on any other matter that may properly come before the meeting or any postponement or adjournment thereof. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card. PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Terra Income Fund 6, Inc. Special Meeting of Stockholders Please make your marks like this: ☒ THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR ON PROPOSALS 1, 2, 3 AND 4 PROPOSAL FOR YOUR VOTE AGAINST ABSTAIN 1. To consider and vote on a proposal to approve the merger (the “Merger”) of Terra Income Fund 6, Inc. with and into Terra Merger Sub, LLC, a wholly owned subsidiary of Terra Property Trust, Inc. pursuant to the Agreement and Plan of Merger, dated as of May 2, 2022, as it may be amended or modified from time to time, by and among Terra Income Fund 6, Inc., Terra Property Trust, Inc., Terra Merger Sub, LLC, Terra Income Advisors, LLC and Terra REIT Advisors, LLC. ☐ ☐ ☐ 2. To consider and vote on a proposal to approve an amendment to the Terra Income Fund 6, Inc. charter deleting provisions related to certain “Roll-Up” transactions (the “Charter Amendment”). ☐ ☐ ☐ 3. To consider and vote on a proposal to approve the withdrawal by Terra Income Fund 6, Inc. of its election to be treated as a “business development company” under the Investment Company Act of 1940, as amended, pursuant to and in accordance with the requirements of the Investment Company Act of 1940, as amended (the“BDC Election Withdrawal”). ☐ ☐ ☐ 4. To consider and vote on a proposal to adjourn the Special Meeting, if necessary or appropriate, including to solicit additional proxies if there are not sufficient votes to approve the Merger, the Charter Amendment or the BDC Election Withdrawal. ☐ ☐ ☐ Authorized Signatures - Must be completed for your instructions to be executed. Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form. Signature (and Title if applicable) Date Signature (if held jointly) Date